Exhibit 99.3

CONSENT OF DIRECTOR NOMINEE

I consent to the use of my name as a Director Nominee in Amendment No. 1 to the Registration Statement, including in the section “Management,” filed by Viper Energy Partners LP on Form S-1 (Commission File No. 333-195769) and each related Prospectus and each further amendments or supplements thereto.

Dated: May 29, 2014

/s/ Michael L. Hollis
Name:	Michael L. Hollis